UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2014

Beam Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2014, Beam Inc., a Delaware corporation (the “Company”), received notice from each of Robert F. Probst, the Company’s Senior Vice President and Chief Financial Officer; and Leo A. Mierzwicki, the Company’s Vice President and Corporate Controller and principal accounting officer, that, in view of the impact on their roles due to the impending acquisition of the Company by Suntory Holdings Limited, each has made a personal decision to resign from the Company to consider other professional opportunities, effective as of May 31, 2014, in the case of Mr. Probst, and effective as of July 10, 2014, in the case of Mr. Mierzwicki.

The company also received notice on April 14, 2014 from William A. Newlands, the Company’s Senior Vice President and President, North America that he has made a decision to resign from the Company, effective as of May 31, 2014, and enter into a consulting arrangement with the Company. The Company currently expects to engage Mr. Newlands as a consultant to the Company following May 31, 2014 to provide strategic support and guidance for the Company’s North American business approximately three days a week, for a timeframe and on terms to be discussed and agreed between Mr. Newlands and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC. (Registrant)

Date: April 18, 2014	By	/s/ Kenton R. Rose
Kenton R. Rose
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary